Registration No. 333-83320

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1
to

Form S-3
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

MEGO FINANCIAL CORP.

(Exact Name of Registrant as Specified in its Charter)

New York	13-5629885
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

4310 Paradise Road, Las Vegas, Nevada 89109
(702) 737-3700

(Address, Including Zip Code, and Telephone Number, Including
Area Code, of Registrant’s Principal Executive Offices)

Jon A. Joseph, Esq., Senior Vice President
Mego Financial Corp.
4310 Paradise Road, Las Vegas, Nevada 89109
(702) 737-3700

(Name, Address and Telephone Number of Agent for Service)

Copy to:

Paula J. Peters, Esq.
Greenberg Glusker Fields Claman Machtinger & Kinsella LLP
1900 Avenue of the Stars, Suite 2100
Los Angeles, California 90067
(310) 201-7428

     Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  [   ]

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  [   ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering:  [   ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box:  [   ]

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

     PROSPECTUS SUBJECT TO COMPLETION DATED MARCH 8, 2002

     The information in this prospectus is not complete and may be changed. The securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

2,694,634 SHARES

MEGO FINANCIAL CORP.

COMMON STOCK

     This prospectus relates to the possible offer and sale from time to time of up to 2,694,634 shares of common stock, par value $.01, by the “selling shareholders” identified in this prospectus. We will not receive any proceeds from the sale of the shares of common stock offered by the selling shareholders. However, we will receive $700,000 upon the exercise of a warrant.

     We are registering the offer and sale of these shares in order to provide the selling shareholders with freely tradable securities, but the registration of such shares does not necessarily mean that any of the shares will be offered or sold by the shareholders.

     Our shares of common stock are traded on the Nasdaq National Market under the symbol “MEGO.” On March 6, 2002, the closing sale price of our common stock was $5.11.

     See “Risk Factors” beginning on page 3 for a discussion of certain risks that should be considered in evaluating an investment in our shares.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     The information in this prospectus is not complete and may be changed. A registration statement relating to these shares has been filed with the Securities and Exchange Commission. No one may sell these shares nor may offers to buy be accepted until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these shares and is not soliciting an offer to buy these shares in any state where the offer, solicitation or sale is not permitted.

THE DATE OF THIS PROSPECTUS IS MARCH __ , 2002

THE COMPANY
RECENT EVENTS
RISK FACTORS
USE OF PROCEEDS
SELLING SHAREHOLDERS
PLAN OF DISTRIBUTION
DESCRIPTION OF SECURITIES
INDEMNIFICATION OF DIRECTORS AND OFFICERS
LEGAL MATTERS
EXPERTS
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
AVAILABLE INFORMATION
SIGNATURES

Page

THE COMPANY
RECENT EVENTS
RISK FACTORS
USE OF PROCEEDS
SELLING SHAREHOLDERS
PLAN OF DISTRIBUTION
DESCRIPTION OF SECURITIES
INDEMNIFICATION OF DIRECTORS AND OFFICERS
LEGAL MATTERS
EXPERTS
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
AVAILABLE INFORMATION

     YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM THAT CONTAINED IN THIS PROSPECTUS. THE SELLING SHAREHOLDERS ARE OFFERING TO SELL AND SEEKING OFFERS TO BUY, SHARES OF OUR COMMON STOCK ONLY IN JURISDICTIONS WHERE OFFERS AND SALES ARE PERMITTED. THE INFORMATION CONTAINED IN THIS PROSPECTUS IS ACCURATE ONLY AS OF THE DATE OF THIS PROSPECTUS, REGARDLESS OF THE TIME OF DELIVERY OF THIS PROSPECTUS OR OF ANY SALE OF OUR COMMON STOCK. IN THIS PROSPECTUS, “MEGO,” “WE,” “US” AND “OUR” REFER TO MEGO FINANCIAL CORP. AND OUR SUBSIDIARIES (UNLESS THE CONTEXT OTHERWISE REQUIRES).

THE COMPANY

     Mego is a developer and operator of timeshare properties and a provider of consumer financing to purchasers of its timeshare intervals and land parcels through its wholly owned subsidiary, Preferred Equities Corporation (“PEC”) established in 1969. PEC also manages timeshare properties and receives management fees as well as fees based on sales of timeshare interests. By providing financing to virtually all of its customers, PEC also originates consumer receivables that it hypothecates, sells and services.

     The company was incorporated under the laws of the State of New York in 1954 under the name Mego Corp. and, in 1992, changed its name to Mego Financial Corp. Mego’s executive offices are located at 4310 Paradise Road, Las Vegas, Nevada, 89109, and its telephone number is (702) 737-3700.

RECENT EVENTS

     Our shareholders took the following related actions at a special meeting held on January 17, 2002:

•	Elected an entire new board of directors, consisting of Floyd W. Kephart, Spencer Browne, Michael H. Greco, James D. Locke, Ross Mangano, Thomas G. Palmer and Edward J. Wegel.

•	Approved the issuance and sale to LC Acquisition Corp. of 750,000 shares of our common stock and the issuance and sale to Doerge Capital Management of 500,000 shares of our common stock, in each case for a purchase price of $4.00 per share.

•	Approved the sale by certain former officers, directors and other shareholders to LC Acquisition Corp. of an aggregate of 1,269,634 shares of our common stock at a price of $4.00 per share.

•	Approved the amendment of the payment and security terms of certain outstanding subordinated debt issued by Mego to certain affiliates of former officers, directors and other shareholders and the related security agreements.

     The transactions approved by the shareholders took place immediately following the shareholders’ meeting.

     On October 2, 2001, PEC’s wholly owned subsidiary, Central Nevada Utilities Company (“CNUC”) entered into an agreement with Utilities Inc. providing for the sale to Utilities Inc. of all of the assets of CNUC for $5,500,000. Utilities Inc. has deposited $500,000 of the purchase price in escrow. The transaction is subject to the approval of the Nevada Public Utilities Commission, which approval is expected on or before April 15, 2002. CNUC has assigned $5,200,000 of the proceeds from this sale to secure the payment of the subordinated debt owed to certain affiliates of former officers, directors and other shareholders. The asset sale is not expected to have a significant impact on our fiscal 2002 results of operations.

RISK FACTORS

     Investing in our shares is very risky. You should carefully consider the following risk factors affecting our business and this offering before making an investment decision.

     Our business has decreased substantially since the September 11 terrorist attacks.

     Our business, like most travel-related businesses, has declined substantially since the terrorist attacks of September 11, 2001. Our revenues for the three months ended November 30, 2001, decreased 16.4% or $4 million from revenues of $24.3 million for the three months ended November 30, 2000. We believe that the decline in sales is directly related to the terrorist attacks. These conditions may continue or even worsen.

     The timeshare and real estate industries are highly competitive. Some of our competitors are substantially larger and have more capital and other resources than we do.

     Our timeshare resorts compete directly with many other such resorts located in Las Vegas, Reno, Honolulu, Atlantic City, Orlando, St. Petersburg/Clearwater, Tampa and Steamboat Springs. In recent years, several major lodging, hospitality and entertainment companies have begun to develop and market timeshare properties. In addition, we compete with condominium projects and with traditional hotel accommodations in these areas. Certain of these competing projects and accommodations are larger and more luxurious than our facilities.

     Our business is particularly dependent on the overall economy.

     We and other travel-related businesses are particularly dependent on the overall economy. Some of the factors that may adversely affect our business are:

•	A decline in air travel;

•	Political instability, terrorism and hostilities;

•	Airline or other travel-related work stoppages or other labor disruptions;

•	Bad weather;

•	Higher fuel prices;

•	An increase in travel-related accidents; and

•	Economic downturns and recessions.

We have recently experienced a substantial decline in business, due primarily to the terrorist attacks and the economic downturn. This decline may continue for some period of time or even worsen.

     Our timeshare program is subject to stringent state regulation. Any failure to meet state standards could seriously harm our timeshare program.

     We are required in all the states in which we sell timeshares to give each customer disclosure of all aspects of the timeshare program, including the terms and conditions of sale, the common facilities, the costs to operate and maintain common facilities, our history and all services and facilities available to the purchasers. The form and manner of such disclosure is mandated by the individual states. In addition, each of the states has a rescission period ranging from five to ten days. The states also have stringent restrictions on sales and advertising practices and require us to utilize licensed sales personnel. Any failure or alleged failure to comply with timeshare regulations in any state could seriously affect our business by preventing us from selling or restricting our ability to sell timeshare interests in that state.

     Future changes in real estate regulation could subject us to additional compliance costs.

     We are subject to compliance with various federal, state and local environmental, zoning and other statutes and regulations regarding the acquisition, subdivision, development and sale of real estate and various aspects of our financing operations. We believe that we are in substantial compliance with all applicable regulations. We further believe that such regulations have not had a material adverse effect on any phase of our operations. However, compliance with future changes in regulations might impose additional compliance costs on us that cannot be predicted.

     Future changes in accounting regulations and SEC reporting requirements could subject us to additional compliance costs.

     We believe we are in compliance with all accounting regulations and have met all SEC reporting requirements related to financial disclosure. In the light of recent challenges to the accounting profession, several and substantial changes in the accounting rules, regulations and SEC reporting requirements have been presented to both Congress and the regulatory agencies. While the Company does not know if any of these changes will become effective, certain of the proposed changes could impose significant compliance costs as well as cause a change in the financial reporting process of the Company.

     We may need to raise additional funds.

     We may need to raise additional funds in the near future to fund operations and to finance investments in various properties acquired for development, travel businesses and related opportunities. Additional financing may not be available on terms favorable to us, or at all. Moreover, we may only be able to obtain adequate funds in the future by offering shares with rights senior to or more favorable than the rights of our common shares. If adequate funds are not available when required or are not available on acceptable terms, we may be unable to take advantage of attractive opportunities. If we raise funds by selling additional shares, our existing shareholders will suffer dilution of their percentage ownership of our stock.

     We do not plan to pay any dividends.

     Our shares should not be purchased by investors who need income from their holdings. We intend to retain any future earnings to fund the operation and expansion of our business. We do not anticipate paying cash dividends on our shares in the future.

     The resales of the common stock offered hereby could have a depressive effect on the market price of our shares.

     Up to 2,694,634 shares of our common stock may be sold pursuant to this prospectus. We are unable to predict the effect that sales of these shares may have on the then prevailing market price of our shares. It is possible that market sales of large amounts of our shares (or the potential for those sales even if they do not actually occur) will have the effect of depressing the market price of our shares.

FORWARD-LOOKING STATEMENTS

     This prospectus, including the sections entitled “The Company” and “Risk Factors,” contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934. These statements relate to future events or our future financial and operating performance and involve known and unknown risks, uncertainties and other factors that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by these forward-looking statements. These risks and other factors include, among other things, those listed under “Risk Factors” and elsewhere in this prospectus. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue,” “our future success depends,” “seek to continue” or the negative of these terms or other comparable terminology. These statements are only predictions. Actual events or results may differ materially. In evaluating these statements, you should specifically consider various factors, including the risks outlined under “Risk Factors.” These factors may cause our actual results to differ materially from any forward-looking statement.

     Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of these statements. We do not intend to update any of the forward-looking statements after the date of this prospectus to conform these statements to actual results except as required by law.

USE OF PROCEEDS

     We will not receive any proceeds from the sale of the common stock by the selling shareholders. We will receive $700,000 upon the exercise of a warrant. We will pay the expenses of the offering, estimated at $60,000, and will use the net proceeds for working capital and general corporate purposes.

SELLING SHAREHOLDERS

     The selling shareholders may offer 2,694,634 shares of common stock for resale. The shares are being offered for the account of the shareholders in the table below and their donees or pledgees.

     The following table sets forth information concerning the selling shareholders, including:

•	the number of shares owned by the selling shareholders; and

•	the number of shares offered by the selling shareholders.

     We have no knowledge of the intentions of the selling shareholders to actually sell any of the shares listed under the columns “Shares Offered.” There are no material relationships between the selling shareholders and us other than as disclosed below.

Name and Address	Shares	Shares
of Shareholder	Owned	Offered

James Beedie	2,000	2,000
5337 Maplewood Road Downers Grove, IL 60515

Morris Belzberg	275,000	275,000
Stephen Engberg	100,000	100,000
Stephen Engberg & Associates, P.C. 150 North Wacker Drive, #2250 Chicago, IL 60606

Spencer Browne(1)	6,250	6,250
650 South Cherry Street, #420 Denver, CO 80246

Kenneth Buchanan	2,000	2,000
Katherine Buchanan	61,000	61,000
c/o Kenneth Buchanan 138 West 17th Street, 10th Floor New York, NY 10011

Christa Buck	8,000	8,000
3848 N. Seely Chicago, IL 60618

Name and Address	Shares	Shares
of Shareholder	Owned	Offered

James Buck	2,000	2,000
5082 Dauberman Road Elburn, IL 60119

Leonard Cahnman	6,000	6,000
791 Stable Court West Highwood, IL 60040

Raymond Cahnman	38,000	38,000
141 West Jackson Room 1800 Chicago, IL 60604

City National Bank TEE	25,000	25,000
FBO Bell Boyd & Lloyd David Heroy #3079-3772 225 Broadway, Suite 500 San Diego, CA 92101

James and Diane Connelly	12,000	12,000
321 Pirate Road Newport Beach, CA 92663

Crestview Enterprises	42,500	42,500
7532 E. Club Villa Circle Scottsdale, AZ 85262

Robert M. Danese	2,000	2,000
1954 Port Nelson Place Newport Beach, CA 92660

David Doerge IRA	2,000	2,000
Cranberry Ventures LLC	175,000	175,000
Doerge Capital Collateralized Bridge Fund LP	176,000	176,000
c/o David Doerge 30 South Wacker Drive Chicago, IL 60606

William N. Downey	6,250	6,250
Defined Benefit Pension Plan c/o Union Square Partners, Ltd. 200 Park Avenue South, 9th Floor New York, NY 10003

Name and Address	Shares	Shares
of Shareholder	Owned	Offered

Beata Flatley	18,000	18,000
5561 S. Oak Street Hinsdale, IL 60521-5063

Jon Freeman	14,000	14,000
4948 S. Western Avenue Chicago, IL 60609

David and Nancy Frej	4,000	4,000
1920 N. Leavitt Street Chicago, IL 60647

Frank Harrison IRA	2,000	2,000
c/o Frank Harrison 1320 N. State Parkway, 6B Chicago, IL 60610

Clair Kovar	10,000	10,000
8219 Windsor Court Burr Ridge, IL 60527

Peter Lambert	6,000	6,000
52 Sidney Bay Drive Newport Coast, CA 92657

William Lear IRA	2,000	2,000
c/o William Lear 122 S. Michigan Avenue, #1700 Chicago, IL 60603

R & J Lucas Living Trust	20,000	20,000
c/o Robert Lucas 1111 Quail Street Newport Beach, CA 92660

R & M Lucas Revocable Trust	2,000	2,000
c/o Robert Lucas 1111 Quail Street Newport Beach, CA 92660

Ross Mangano (2)	8,750	8,750
Oliver Illinois Trust	91,250	91,250
Troon & Co.	325,000	325,000
P.O. Box 1655 South Bend, IN 46634

Name and Address	Shares	Shares
of Shareholder	Owned	Offered

Michael McDonnell	2,000	2,000
36 W. 555 Stoneheat St. Charles, IL 60175

James C. McGill	10,000	10,000
708 N. LaFayette Street Valparaiso, IN 46383

Frank Meyer	26,000	26,000
c/o Glenwood Capital 225 West Washington Street, #2150 Chicago, IL 60606

Barry M. O’Brien IRA	4,000	4,000
160 Summer Wood Road Durham, CT 06422

Richard Rinella	2,000	2,000
360 W. Illinois, Apt. 605 Chicago, IL 60610

Schottenfeld Qualified Associates, LP	125,000	125,000

399 Park Avenue, 37th Floor New York, NY 10022

Joseph Shurman	10,000	10,000
9834 Genessee Avenue, Suite 427 LaJolla, CA 92037

Mary Sievers	12,000	12,000
411 Washington Street Valparaiso, IN 46383

Stone Capital Group	12,000	12,000

c/o Thomas Stone 1780 Green Bay Road, Suite 202 Highland Park, IL 60035

TBW Investment Partners, L.P.	4,000	4,000
c/o Tom Whitney 635 Westminster Road Lake Forest, IL 60045

TST Holdings	67,500	67,500
c/o Dr. Tooma 3501 Jamboree Road Newport Beach, CA 92660

Name and Address	Shares	Shares
of Shareholder	Owned	Offered

Union Square Partners, Ltd. (3)	289,134	289,134
200 Park Avenue South, 9th Floor New York, NY 10003

Roderick S. Walker	12,000	12,000
37 West 549 Mills Court St. Charles, IL 60175

Roan/Meyers Associates, L.P.	175,000 (4)	175,000
17 State Street New York, NY 10004

Charles K. Stewart	500,000	500,000
7 Bristol Road Northfield, IL 60093

(1)	Spencer Browne is a director of Mego.

(2)	Mr. Mangano is a director of Mego.

(3)	James D. Locke, a partner of Union Square Partners, Ltd., is a director of Mego. Floyd W. Kephart, a former partner of Union Square Partners, Ltd., is president, chief executive officer and a director of Mego.

(4)	Issuable upon exercise of a warrant. The warrant will be exercised within 15 days from the date of this prospectus.

     No information is given with respect to beneficial ownership after the offering because the number of shares held would be zero, or would be less than 1% of our common stock after the offering.

     The information concerning the selling shareholders may change from time to time and will be set forth in supplements to this prospectus.

PLAN OF DISTRIBUTION

     The purpose of this prospectus is to permit the selling shareholders to offer and sell up to 2,694,634 shares at such times and at such places as they choose. The decision to sell any shares is within the sole discretion of the holder thereof.

     The distribution of the common stock by a selling shareholder may be effected from time to time in one or more transactions. Any of the common stock may be offered for sale, from time to time, by a selling shareholder, or by permitted transferees or successors of the selling shareholder, on the Nasdaq National Market, or otherwise, at prices and on terms then obtainable, at fixed prices, at prices then prevailing at the time of sale, at prices related to such prevailing prices, or in negotiated transactions at negotiated prices or otherwise. The common stock may be sold by one or more of the following methods:

•	On the Nasdaq National Market or any other exchange or automated quotation system on which our common stock is traded, which may involve transactions solely between a broker-dealer and its customers which are not traded across an open market and block trades.

•	Through underwriters, or through underwriting syndicates.

•	Through one or more dealers or agents (which may include one or more underwriters), including, but not limited to:

a.	Block trades in which the broker or dealer acts as principal to facilitate the transactions.

b.	Purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this prospectus.

c.	Ordinary brokerage transactions.

d.	Transactions in which the broker solicits purchasers.

•	Directly to one or more purchasers.

•	A combination of these methods.

     The names of any underwriters or agents involved in the sale of the common stock will be set forth in a prospectus supplement.

     In connection with the distribution of the common stock or otherwise, the selling shareholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of shares in the course of hedging the positions they assume with the selling shareholders. A selling shareholder may also sell shares short and redeliver the shares to close out such short positions. A selling shareholder may also enter into options or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealers or other financial institutions of the common stock, which shares such broker-dealers or financial institutions may resell pursuant to this prospectus, as supplemented or amended to reflect that transaction. A selling shareholder may also pledge the common stock registered hereunder to a broker-dealer or other financial institution and, upon a default, such broker-dealer or other financial institution may effect sales of the pledged shares pursuant to this prospectus, as supplemented or amended to reflect such transaction. In addition, any common stock covered by this prospectus that qualifies for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

     The selling shareholders or their underwriters, dealers or agents may sell the common stock to or through underwriters, dealers or agents, and such underwriters, dealers or agents may receive compensation in the form of discounts or concessions allowed or reallowed. Underwriters, dealers, brokers or other agents engaged by the selling shareholders may arrange for other such persons to participate. Any fixed public offering price and any discounts and concessions may be changed from time to time. The selling shareholders and underwriters, dealers and agents who participate in the distribution of the common stock may be deemed to be underwriters within the meaning of the Securities Act, and any discounts or commissions received by them or any profit on the resale of shares by them may be deemed to be underwriting discounts and commissions thereunder. The proposed amounts of the common stock, if any, to be purchased by underwriters and the compensation, if any, of underwriters, dealers or agents will be set forth in a prospectus supplement.

     Unless granted an exemption by the Commission from Regulation M under the Exchange Act, or unless otherwise permitted under Regulation M, the selling shareholders will not engage in any stabilization activity in connection with the Company’s common stock, will furnish each broker or dealer engaged by the selling shareholders and each other participating broker or dealer the number of copies of this prospectus required by such broker or dealer, and will not bid for or purchase any common stock of the Company or attempt to induce any person to purchase any of the common stock other than as permitted under the Exchange Act.

     We will not receive any proceeds from any sales of the common stock.

     We shall use our best efforts to prepare and file with the Commission such amendments and supplements to the registration statement and this prospectus as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of the common stock covered by the registration statement for the period required to effect the distribution of such common stock.

     We are paying all of the expenses (other than commissions and discounts of underwriters, dealers or agents and fees and expenses of counsel to the selling shareholders) incidental to the offering and sale of the common stock to the public, which are estimated to be approximately $60,000. If we are required to update this prospectus in the future, we may incur additional expenses.

     In order to comply with certain state securities laws, if applicable, the common stock will be sold in such jurisdictions only through registered or licensed brokers or dealers. In certain states the shares of common stock may not be sold unless they have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

DESCRIPTION OF SECURITIES

     We have 55,000,000 authorized shares of stock, consisting of 50,000,000 shares of common stock, having a par value of $.01 per share, and 5,000,000 shares of preferred stock, having a par value of $.01 per share.

     COMMON STOCK

     As of March 6, 2002, there were 4,750,557 shares of common stock outstanding. All outstanding shares of common stock are fully paid and non-assessable. Each share of common stock has an equal and ratable right to receive dividends when declared by the board of directors of Mego out of assets legally available for that purpose and subject to the dividend obligations of Mego to holders of any preferred stock then outstanding.

     In the event of a liquidation, dissolution or winding up of Mego the holders of common stock are entitled to share equally and ratably in the assets available for distribution after payment of all liabilities, and subject to any prior rights of any holders of preferred stock outstanding at that time.

     The holders of common stock have no preemptive, subscription, conversion or redemption rights, and are not subject to further calls or assessments. There is no cumulative voting with respect to the election of directors. Each share of common stock is entitled to one vote in the election of directors and on all other matters submitted to a vote of shareholders. Thus, the holders of more than 50% of the shares voted for the election of directors can elect all the directors.

     PREFERRED STOCK

     Preferred stock may be issued from time to time in one or more series, and the board of directors, without further approval of the shareholders, is authorized to fix the dividend rates and terms, conversion rights, voting rights, redemption rights and terms, liquidation preferences and any other rights, preferences, privileges and restrictions applicable to each series of preferred stock. The purpose of authorizing the board of directors to determine such rights, preferences, privileges and restrictions is to eliminate delays associated with a shareholder vote on specific issuances. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, adversely affect the voting power of the holders of common stock and, under some circumstances, make it more difficult for a third party to gain control of the Company.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Company has authority under the New York Business Corporation Act to indemnify its directors and officers to the extent provided for in such statute. The Company’s Amended and Restated Articles of Incorporation provide that, to the extent permitted by New York law, the Company shall indemnify and shall advance expenses on behalf of its officers and directors. Insofar as indemnification for liabilities under the Securities Act may be permitted to directors, officers, or persons controlling the Company, pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

LEGAL MATTERS

     The legality of the shares offered hereby is being passed upon for us by Greenberg Glusker Fields Claman Machtinger & Kinsella LLP, Suite 2100, 1900 Avenue of the Stars, Los Angeles, California 90067-4590.

EXPERTS

     The consolidated financial statements of Mego Financial Corp. at August 31, 2001, and for the year then ended, appearing in Mego Financial Corp.'s Annual Report (Form 10-K) incorporated by reference in this prospectus and registration statement, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

     The financial statements for the years ended August 31, 2000 and 1999, incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K for the year ended August 31, 2001 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     The Securities and Exchange Commission allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents that we have previously filed with the Commission or documents that we will file with the Commission in the future. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the Commission will automatically update and supersede this information. We incorporate by reference the documents listed below, and any future filings made with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, until we close this offering. The documents we incorporate by reference are:

(a)	Our annual report on Form 10-K for the fiscal year ended August 31, 2001.

(b)	Our quarterly report on Form 10-Q for the quarter ended November 30, 2001.

(c)	Our Form 8-K filed on December 14, 2001.

(d)	Our Proxy Statement for our Special Meeting of Shareholders held on January 17, 2002.

(e)	Our Form 8-K, dated February 19, 2002.

(f)	Our Form 8-K, dated February 27, 2002.

(e)	The description of our shares contained in the registration statement on Form 8-A, as amended.

     All reports and other documents subsequently filed by us with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Exchange Act, prior to the filing of a post-effective amendment which indicates that all shares covered by this prospectus have been sold or which deregisters all such shares then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

AVAILABLE INFORMATION

     We are subject to certain informational reporting requirements of the Exchange Act and accordingly file reports and other information with the Securities and Exchange Commission. These reports, proxy statements and other information may be read and copied at the SEC’s Public Reference Room at 450 Fifth Street, N.W., Washington, DC 20549 at prescribed rates. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an internet site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically. Additional updating information with respect to the shares covered hereby may be provided in the future to purchasers by means of supplements to this prospectus.

     We have filed with the SEC in Washington, DC a registration statement under the 1933 Act with respect to the shares offered hereby. This prospectus does not contain all of the information included in the registration statement, certain items of which are omitted in accordance with the rules and regulations of the SEC. For further information about Mego and the shares offered hereby, reference is made to the registration statement and the exhibits thereto. The registration statement has been filed electronically through the SEC’s Electronic Data Gathering, Analysis and Retrieval System and may be obtained through the SEC’s Internet site (http://www.sec.gov.).

     We will provide without charge to each person to whom this prospectus is delivered, on the written or oral request of such person, a copy of any document incorporated herein by reference. Requests should be made to Mego Financial Corp., 4310 Paradise Road, Las Vegas, Nevada 89109, telephone (702) 737-3700, and directed to the attention of Jon A. Joseph, Esq.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

     ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following expenses incurred in connection with the sale of the securities being registered will be borne by the Registrant. Other than the registration fee, the amounts stated are estimates.

Registration Fees	$1,178
Legal Fees and Expenses	30,000
Accounting Fees and Expenses	25,000
Miscellaneous	3,822

TOTAL	$60,000

     ITEM 15. INDEMNIFICATION OF OFFICERS AND DIRECTORS.

     The Company has authority under the New York Business Corporation Act to indemnify its directors and officers to the extent provided for in such statute. The Company’s Amended and Restated Articles of Incorporation require the Company to indemnify the Company’s directors, officers, employees and agents. Insofar as indemnification for liabilities under the Securities Act of 1933, as amended (the “Securities Act”), may be permitted to directors, officers, or persons controlling the Company, pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

     ITEM 16. EXHIBITS.

Exhibit
Number	Description

*4.1	Subscription Agreement dated December 13, 2001, between Mego Financial Corp. and LC Acquisition Corp.
*4.2	Subscription Agreement dated December 13, 2001, between Mego Financial Corp. and Doerge Capital Management.
*4.3	Securities Purchase Agreement dated December 13, 2001, between LC Acquisition Corp. and the Selling Shareholders named therein.
*4.4	Registration Rights Agreement dated December 13, 2001, between (i) Mego Financial Corp. and (ii) LC Acquisition Corp. and Doerge Capital Management.

Exhibit
Number	Description

4.5	Common Stock Purchase Warrant dated February 19, 2002, between Mego Financial Corp. and Roan/Meyers Associates, L.P.†
5.1	Opinion of Greenberg Glusker Fields Claman Machtinger & Kinsella LLP regarding the legality of the securities being registered.†
23.1	Consent of Ernst & Young LLP.†
23.2	Consent of Deloitte & Touche LLP.†
23.3	Consent of Greenberg Glusker Fields Claman Machtinger & Kinsella LLP (contained in Exhibit 5.1)†
24.1	Power of Attorney (contained in the signature page hereof)†

*	Incorporated by reference to Annexes B, C, D and L, respectively, to Registrant’s Proxy Statement filed on December 31, 2001.
†	Previously Filed.

     ITEM 17. UNDERTAKINGS.

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers and sales are being made, a post-effective amendment to this registration statement to include any additional or changed material information on the plan of distribution.

          (2) For purposes of determining any liability under the Securities Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of such securities at that time to be the initial bona fide offering.

          (3) To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

     (b)  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to its Articles of Incorporation, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada on March 7, 2002.

MEGO FINANCIAL CORP.

By:	/s/ JON A. JOSEPH

Jon A. Joseph Senior Vice President

SIGNATURES	TITLE	DATE

*Floyd W. Kephart	Chief Executive Officer, President and Chairman of the Board (Principal Executive Officer)	March 7, 2002

	SIGNATURES	TITLE	DATE

	Robert Understein*	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	March 7, 2002

	James D. Locke*	Director	March 7, 2002

	Ross Mangano*	Director	March 7, 2002

	Thomas G. Palmer*	Director	March 7, 2002

	Edward J. Wegel*	Director	March 7, 2002

*By	/s/ JON A. JOSEPH
Jon A. Joseph Attorney-in-Fact